
<ARTICLE>                  5

<PERIOD-TYPE>                                        9-MOS
<FISCAL-YEAR-END>                                    MAR-31-1999
<PERIOD-END>                                         DEC-31-1998
<CASH>                                               536,706
<SECURITIES>                                         2,751,525
<RECEIVABLES>                                        000
<ALLOWANCES>                                         000
<INVENTORY>                                          000
<CURRENT-ASSETS>                                     000
<PP&E>                                               775,205
<DEPRECIATION>                                       000
<TOTAL-ASSETS>                                       25,782,026<F1>
<CURRENT-LIABILITIES>                                000
<BONDS>                                              000
<COMMON>                                             000
<PREFERRED-MANDATORY>                                000
<PREFERRED>                                          000
<OTHER-SE>                                           24,660,830
<TOTAL-LIABILITY-AND-EQUITY>                         25,782,026<F2>
<SALES>                                              000
<TOTAL-REVENUES>                                     295,278<F3>
<CGS>                                                000
<TOTAL-COSTS>                                        000
<OTHER-EXPENSES>                                     603,396<F4>
<LOSS-PROVISION>                                     000
<INTEREST-EXPENSE>                                   54,794
<INCOME-PRETAX>                                      000
<INCOME-TAX>                                         000
<INCOME-CONTINUING>                                  000
<DISCONTINUED>                                       000
<EXTRAORDINARY>                                      000
<CHANGES>                                            000
<NET-INCOME>                                         (3,138,394)<F5>
<EPS-PRIMARY>                                        (45.08)
<EPS-DILUTED>                                        000

<F1>Included  in Total assets is  Mortgagee  escrow  deposits of $3,596,  Tenant security deposit escrow of $3,532, Net Investments in Local Limited Partnerships of $21,668,955, Replacement reserve escrow of $4,207, Accounts Receivable $14, and Other assets of $38,286 <F2>Included in Total liability and equity is Accounts payable to affiliates of $69,912, Accounts payable and accrued expenses of $55,167, Mortgage note payable of $707,165, Tenant security deposits payable of $3,532, Deferred revenue of $145,125 and Minority interest in Local Limited Partnership of $140,295. <F3>Total revenue includes Rental of $88,203, Investment of $118,955 and Other of $88,120. <F4>Included in Other expenses is General and administrative of $343,564, Asset management fees of $181,668, Rental operations, exclusive of depreciation of $28,501, Depreciation of $31,767 and Amortization of $17,896 <F5>Net loss includes Minority interest in losses of Local Limited Partnership of $259 and Equity in losses of Local Limited Partnerships of $(2,775,741)